Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK MELLON

(Exact name of trustee as specified in its charter)

New York	13-5160382
(Jurisdiction of incorporation of organization if not a U.S. national bank)	(I.R.S. Employer Identification Number)

240 Greenwich Street, New York, NY 10286, United States of America	10286
(Address of principal executive offices)	(Zip Code)

KABUSHIKI KAISHA MITSUI SUMITOMO FINANCIAL GROUP

(Name, address and telephone number of agent for service)

SUMITOMO MITSUI FINANCIAL GROUP, INC.

(Exact name of obligor as specified in its charter)

JAPAN	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

12 MARUNOUCHI 1-CHOME, CHIYODA-KU, TOKYO, JAPAN	100-005
(Address of principal executive offices)	(Zip Code)

SENIOR DEBT SECURITIES

(Title of the indenture securities)

Item 1.	General Information.

Furnish the following information as to the trustee –

(a)	Name and address of each examining or supervising authority to which it is subject.

Superintendent of Banks of the State of New York

One State Street, New York, N.Y. 10004-1417, and Albany, N.Y. 12223

Federal Reserve Bank of New York

33 Liberty Street, New York, N.Y. 10045

Federal Deposit Insurance Corporation

550 17th Street, NW, Washington, D.C. 20429

The Clearing House Association L.L.C.

100 Broad Street, New York, N.Y. 10004

(b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	Affiliations with the obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None

Item 16.	List of exhibits.

List below all exhibits filed as a part of this statement of eligibility.

1.	Exhibit 7 to Form T-1.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Hong Kong, and State of Hong Kong, on the 20th day of December, 2018.

The Bank of New York Mellon

(Trustee)

By:	/s/ Mir Sajid Hussain, Vice President
(Name and Title)

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON

of 240 Greenwich Street, New York, N.Y. 10286

And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business September 30, 2018, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar amounts in thousands

ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	4,600,000
Interest-bearing balances	85,855,000
Securities:
Held-to-maturity securities	34,476,000
Available-for-sale securities	81,104,000
Equity securities with readily determinable fair values not held for trading	32,000
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	0
Securities purchased under agreements to resell	16,303,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases held for investment	23,853,000
LESS: Allowance for loan and lease losses	113,000
Loans and leases held for investment, net of allowance	23,740,000
Trading assets	2,024,000
Premises and fixed assets (including capitalized leases)	1,585,000
Other real estate owned	2,000
Investments in unconsolidated subsidiaries and associated companies	602,000
Direct and indirect investments in real estate ventures	0
Intangible assets:	7,124,000
Other assets	15,663,000

Total assets	273,110,000

Dollar amounts in thousands
LIABILITIES
Deposits:
In domestic offices	130,331,000
Noninterest-bearing	59,785,000
Interest-bearing	70,546,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	105,650,000
Noninterest-bearing	6,387,000
Interest-bearing	99,263,000
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices .	97,000
Securities sold under agreements to repurchase	346,000
Trading liabilities	2,118,000
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	1,479,000
Not applicable
Not applicable
Subordinated notes and debentures	515,000
Other liabilities	5,497,000

Total liabilities	246,033,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	10,942,000
Retained earnings	16,210,000
Accumulated other comprehensive income	-1,560,000
Other equity capital components	0
Total bank equity capital	26,727,000
Noncontrolling (minority) interests in consolidated subsidiaries	350,000
Total equity capital	27,077,000

Total liabilities and equity capital	273,110,000

I, Michael Santomassimo, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Michael Santomassimo

Chief Financial Officer

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Charles W. Scharf	Directors
Samuel C. Scott
Joseph J. Echevarria